SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 8, 2004
Date of Report (Date of earliest event reported)

WCH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-21583 (Commission File Number)	48-1188025 (IRS Employer Identification Number)

8621 E. 21st Street North Suite 200 Wichita, Kansas (Address of principal executive offices)	67206-2991 (Zip Code)

(316) 631-1300
(Registrant’s telephone number, including area code)

Candlewood Hotel Company, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES

Item 5. Other Events and Required FD Disclosure.

     WCH, Inc. (the “Company”), formerly known as Candlewood Hotel Company, Inc., filed a Certificate of Dissolution with the Secretary of State of the State of Delaware on April 8, 2004 (the “Effective Date”) pursuant to a Plan of Dissolution previously approved by the Board of Directors and stockholders of the Company. Following such filing, the Company instructed its transfer agent to close the Company’s stock transfer books. On or about the end of business on the Effective Date, the common and preferred stock of the Company will not be assignable or transferable except by will, intestate succession or operation of law, and the stock will be treated as no longer being outstanding.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCH, INC.
Date: April 8, 2004	By:	/s/ Warren D. Fix
		Name:	Warren D. Fix
		Title:	Chief Executive Officer, Chief Financial Officer and Secretary